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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C., 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date Of Report (Date Of Earliest Event Reported): 8/5/2005

                        CLEAR CHANNEL COMMUNICATIONS INC
             (Exact Name of Registrant as Specified in its Charter)

                        Commission File Number: 001-09645


                   TX                                  74-1787539
      (State or Other Jurisdiction of               (I.R.S. Employer
      Incorporation or Organization)               Identification No.)


                                  200 E. Basse
                              San Antonio, TX 78209
          (Address of Principal Executive Offices, Including Zip Code)

                                  210-822-2828
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

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                      Items to be Included in this Report


Item 1.01     Entry into a Material Definitive Agreement

         On August 5, 2005, Clear Channel Outdoor Holdings, Inc., a wholly-owned subsidiary of Clear Channel Communications, Inc., (the "Company") entered into an employment agreement with Paul J. Meyer, which replaced the existing employment agreement by and between Mr. Meyer and the Company. The initial term of the new agreement ends on the third anniversary of the date of the agreement; the term automatically extends one day at a time beginning on the second anniversary of the date of the agreement, unless one party gives the other one year's notice of expiration at or prior to the second anniversary of the date of the agreement. The contract calls for Mr. Meyer to be the President and Chief Operating Officer of Clear Channel Outdoor Holdings, Inc. for a base salary of $600,000 in the first year of the agreement; $625,000 in the second year of the agreement; and $650,000 in the third year of the agreement, subject to additional annual raises thereafter in accordance with company policies. Mr. Meyer is also eligible to receive a performance bonus as decided at the sole discretion of the board of directors and the compensation committee of Clear Channel Outdoor Holdings, Inc.

         Mr. Meyer may terminate his employment at any time after the second anniversary of the date of the agreement upon one year's written notice. Clear Channel Outdoor Holdings, Inc. may terminate Mr. Meyer without "Cause" after the second anniversary of the date of the agreement upon one year's written notice. "Cause" is narrowly defined in the agreement. If Mr. Meyer is terminated without "Cause," he is entitled to receive a lump sum payment of accrued and unpaid base salary and prorated bonus, if any, and any payments to which he may be entitled under any applicable employee benefit plan. Mr. Meyer is prohibited by his employment agreement from activities that compete with Clear Channel Outdoor Holdings, Inc. for one year after he leaves Clear Channel Outdoor Holdings, Inc. and he is prohibited from soliciting Clear Channel Outdoor Holdings, Inc. employees for employment for 12 months after termination regardless of the reason for termination of employment.


Item 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On August 9, 2005 Clear Channel Communications, Inc. issued a press release announcing its earnings for the quarter ended June 30, 2005.

         The information contained in Exhibit 99.1 is incorporated herein by reference. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         10.1 Employment Agreement by and between Clear Channel Outdoor Holdings, Inc. and Mr. Paul Meyer dated August 5, 2005.

         99.1 Press Release of Clear Channel Communications, Inc. issued August 9, 2005.



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                                  Signature(s)

         Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.


                                            CLEAR CHANNEL COMMUNICATIONS, INC.


Date: August 9, 2005                        By: /s/ HERBERT W. HILL JR.
                                                --------------------------------
                                                Herbert W. Hill, Jr.
                                                Sr. Vice President/
                                                Chief Accounting Officer



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                                INDEX TO EXHIBITS


10.1 Employment Agreement by and between Clear Channel Outdoor Holdings, Inc. and Mr. Paul Meyer dated August 5, 2005.


99.1     Press Release of Clear Channel Communications, Inc. issued August 9,
         2005.